Exhibit 10.3

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment, dated as of December 31, 2016 (the “Amendment”), to Employment Agreement dated as of April 9, 2015 and effective as of April 1, 2010, as amended to date (collectively, the “Agreement”), is by and between WidePoint Corporation (the “Company”) and Jin Kang (“Employee”). Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

WHEREAS, the parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:

1. Effective as of December 31, 2016, Section 1 of the Agreement is amended to provide that the term of Employee employment under the Agreement shall be extended to December 31, 2017.

2. Except as expressly provided in this Amendment, all other terms, conditions and provisions of the Agreement remain unaltered and are in full force and effect and are expressly hereby ratified and confirmed. The Agreement and this Amendment shall be read and construed as one agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date first written above.

WIDEPOINT CORPORATION			EXECUTIVE

By:	/s/ Steve L. Komar		/s/ Jin Kang
Name:	Steve L. Komar		Jin Kang
Title:	Chief Executive Officer		Individually

Witness:	/s/ James McCubbin	Witness:	/s/ James McCubbin